Exhibit (i)(4)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the reference to our firm included in the prospectuses and statements of additional information of Consumer Industries Portfolio, Cyclical Industries Portfolio, Financial Services Portfolio, Growth Stock Portfolio, Health Care Portfolio, Natural Resources Portfolio, Real Estate Portfolio, Strategic Income Portfolio, Technology Portfolio, Telecommunications & Utilities Growth Portfolio and Value Leaders Portfolio of Variable Insurance Products Fund IV filed as part of this Post-Effective Amendment No. 65 to the Registration Statement (File Nos. 002-84130 and 811-03759) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A (File Nos. 002-84130 and 811-03759) with respect to Consumer Industries Portfolio, Cyclical Industries Portfolio, Financial Services Portfolio, Growth Stock Portfolio, Health Care Portfolio, Natural Resources Portfolio, Real Estate Portfolio, Technology Portfolio and Telecommunications & Utilities Growth Portfolio, to Exhibit (i)(2) to Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A (File Nos. 002-84130 and 811-03759) with respect to Value Leaders Portfolio and to Exhibit (i)(3) to Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A (File Nos. 002-84130 and 811-03759) with respect to Strategic Income Portfolio.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

April 29, 2004